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May 7, 2010 Investor Presentation

Important Information On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company's definitive proxy statement before making any voting or investment decision because the definitive proxy statement contains important information. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com A copy of the company’s definitive proxy statement is available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835. This presentation contains forward-looking statements regarding Genzyme’s financial outlook and business plans including, without limitation, statements regarding: the sustainability of Genzyme’s financial performance; plans to establish operational excellence in manufacturing; its 2-year plan to fix manufacturing problems at the Allston facility; plans to pursue strategic alternatives for its Genetic testing, Diagnostic products and Pharmaceuticals businesses, and the impact on EPS and cash ROI of the potential divestitures; plans to create shareholder value by focusing on its core businesses; plans to capitalize on commercial opportunities for Myozyme, Synvisc-One and Mozobil; plans to launch alemtuzumab for MS, mipomersen and eliglustat by the end of 2013; its expectations on the timing of the availability of data from the alemtuzumab for MS, mipomersen and eliglustat trials, the timing of regulatory approvals for alemtuzumab for MS, mipomersen and eliglustat, and the potential for alemtuzumab for MS, mipomersen and eliglustat, including its assessment of efficacy and market positioning; plans to improve operating margins and generate cost savings, plans to optimize its capital structure by implementing a $2B stock buyback, the timing and funding thereof, including plans for incurring debt; its target cash and credit structure, including target credit ratings, cash levels, debt levels and ratios; business development criteria and plans; and plans to capitalize on near term revenue growth drivers, balance revenue and earnings growth with cash flow return on investment. These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others: that Genzyme is unable to meet its 2010 financial guidance for any reason; that Genzyme cannot obtain and maintain regulatory approvals for its products and manufacturing facilities, including its Allston facility; that Genzyme does not repurchase any or all of the $2B worth of Genzyme stock on the time frames indicated or at all; that Genzyme is unable to incur debt in the time frame indicated or in an amount anticipated, or at all; that Genzyme is unable to generate cash from strategic transactions involving its Genetic testing, Diagnostic products or Pharmaceuticals business; that the cash it does generate is less than expected, or that the timing of one or more of the strategic transactions is later than expected; that any or all of Genzyme’s five point plan to create shareholder value cannot be executed on or is otherwise ineffective; that Genzyme is not able to successfully complete clinical development and obtain regulatory approvals of its product candidates within anticipated timeframes and for anticipated indications, including eliglustat, alemtuzumab-MS and mipomersen for any reason, including trial results that are not as favorable as expected and safety profiles that reduce the potential target population; that the estimates of the size and characteristics of the markets to be addressed by Genzyme’s products and services are not accurate; and the risks and uncertainties described in Genzyme's SEC reports filed under the Securities Exchange Act of 1934, including the factors referred to under the caption "Risk Factors" in Genzyme's Annual Report on Form 10-K for the year ended December 31, 2009. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this presentation. These statements speak only as of today’s date (other than 2010 revenue guidance ranges, which were last updated February 17, 2010) and Genzyme undertakes no obligation to update or revise these statements.

A History of Leadership in Biotechnology Founded in 1981, Genzyme has grown into the fourth largest biotechnology company globally Pioneered the orphan disease drug market One of the highest revenue growth rates in the industry Consistent recognition of industry leadership National Medal of Technology James D. Watson Helix Award

Agenda Plan for shareholder value creation Genzyme’s board and leadership Icahn’s proxy fight Concluding remarks

Shareholder Value Creation Action Plan Capitalize on Near-term Opportunities 2 Balance Growth with CFROI 3 Improve Operating Margins 4 5 Myozyme, Synvisc-One, and Mozobil are early in launch Alemtuzumab, Mipomersen, and Eliglustat approvals by YE:13E Optimize business mix: disposition of non-core businesses Positioned to take advantage of core franchise strengths New COO’s mandate: increased focus on cost savings Goal is to perform best-in-class with our peer group Implement $2B stock buyback; Incur $1B in debt Transparency on existing financial & capital policies Focus on Key Businesses 1 Supplying impactful products that address unmet needs Establish operational excellence in manufacturing Optimize Capital Structure

Our Approach to Value Creation Important Therapies Find novel therapies that set new standards of care 12 market leading products 22 Phase 3 trials underway; 19 Phase 2 trials underway Global Access Unique capabilities from registration to patient and reimbursement support 26 US and 542 global approvals since 1999 Product availability in over 100 countries Business Excellence Operate 17 manufacturing facilities globally Best-in-class operational management: new Heads of Manufacturing, Quality, Regulatory, Medical Affairs, and Clinical Operations 1

THE RESULT: 12 Market Leading Products Delivering high value products #1 1

THE RESULT: Sustainable Financial Performance ($ in millions) (1) Excluding charges for major acquisitions and FAS 123R. Revenues Non-GAAP EPS(1) 23% CAGR 16% CAGR 1 $4,516 $4,605 $3,814 $3,187 $2,735 $2,201 $1,575 $1,080 2002 2003 2004 2005 2006 2007 2008 2009 $2.27 $1.95 $2.60 $2.00 $1.74 $1.47 $1.12 $0.81 2002 2003 2004 2005 2006 2007 2008 2009

Late-stage Development Growth Mature Launch Balanced Product Life Cycle Will Drive Future Growth Cerezyme Renagel Fludara Hectorol Synvisc-One Mozobil Renvela Myozyme Fabrazyme Aldurazyme Thyrogen Thymoglobulin Seprafilm Synvisc Campath Leukine Clolar Alemtuzumab – MS Mipomersen Lumizyme Eliglustat tartrate Ataluren for CF Clolar adult AML 8 1

Genzyme Took Swift Action to Fix Manufacturing Problems at Allston Hired best-in-class senior leadership with fresh perspectives Replaced site management Increased involvement with Quantic, a leading quality advisory firm >30 members are embedded within operations Audit of all manufacturing operations Implemented a robust 2-year plan Implement measures that lower the risk of viral re-occurrence Implement containment measures to lessen the impact of future occurrences Address compliance-related issues Shifted Myozyme production to Geel, Belgium facility Executed capacity expansion plan for biologic bulk and fill / finish In process of adding an independent director with manufacturing expertise 1

The Actions Are Already Having an Impact Restored manufacturing operations in July 2009 Completed 2 production runs for each product virus-free Began re-supplying Cerezyme and Fabrazyme in late 2009 >85% of Gaucher patients returned to Cerezyme treatment ~85% of Fabry patients maintained on Fabrazyme treatment Capacity expansion plan on-track Transfer fill/finish to Hospira beginning Q3:10 Fill/finish expansion in Waterford, Ireland in mid-11 Framingham bulk production by late 2011 Compliance remediation plan on-track Constructive relationship with the FDA to move forward Proposed Consent Decree provides for continued distribution of Cerezyme, Myozyme 160L and Fabrazyme Proposed Consent Decree provides a roadmap and agreed-upon milestones 1

Shareholder Value Creation Action Plan Capitalize on Near-term Opportunities 2 Balance Growth with CFROI 3 Improve Operating Margins 4 5 Myozyme, Synvisc-One, and Mozobil are early in launch Alemtuzumab, Mipomersen, and Eliglustat approvals by YE:13E Optimize business mix: disposition of non-core businesses Positioned to take advantage of core franchise strengths New COO’s mandate: increased focus on cost savings Goal is to perform best-in-class with our peer group Implement $2B stock buyback; Incur $1B in debt Transparency on existing financial & capital policies Focus on Key Businesses 1 Supplying impactful products that address unmet needs Establish operational excellence in manufacturing Optimize Capital Structure

First in class therapy for Pompe disease with >$1B potential Approved in over 40 countries globally Opportunity: US FDA action date (PDUFA) on Lumizyme is June 17 Only single injection product approved in the US for osteoarthritic knee pain Market leading viscosupplement with >55% share Opportunity: less than 10% of market using a viscosupplement First-in-class stem cell mobilizer for bone marrow transplantation Significant benefits for the patient, provider, and payer Opportunity: chemosensitization trials underway in lymphoma Near-term opportunities 2010 Maximizing the Near-term Product Opportunities 2

Three Product Launches Expected by YE:2013 Novel therapy for patients with uncontrolled LDL on maximally tolerated lipid lowering therapy Primary endpoint achieved in 2 Phase 3 trials; additional Phase 3 data expected in mid-10 Outcome studies will balance the investment with the opportunity to maximize ROI Transformative oral therapy with the potential for a rapid impact on bone disease Global Phase 3 program initiated in late 2009 Regulatory filings targeted in 2013 Transformative therapy with the potential for once yearly treatment Phase 3 program in naïve and treatment experienced patients fully enrolled Data expected in 2011; approval targeted for 2012 2013 Alemtuzumab for Multiple Sclerosis Mipomersen for Severe Hypercholesterolemia Eliglustat for Type 1 Gaucher Disease 2010 2

Alemtuzumab vs. Interferon Beta-1a in Early Multiple Sclerosis N Engl J Med 359:1786, October 23, 2008 Original Article A CLOSER LOOK AT ALEMTUZUMAB: Strong 3-Year Results Published in the NEJM 2

A CLOSER LOOK AT ALEMTUZUMAB: Setting a New Standard of Efficacy in MS CITI, Jan 2009 Oral MS therapies Reduction in rates of relapse Reduction in relapse rate of MS disease modifying agents vs. placebo* Source: Company reports. CIR analysis. 2 * Note: alemtuzumab data is versus Rebif; all others are versus placebo 0% 10% 20% 30% 40% 50% 60% 70% 80% Interferon-beta Copaxone Laquinimod Terilfunomide BG-12 Cladribine FTY 720 Rituxan Tysabri Alemtuzumab

16 A CLOSER LOOK AT ALEMTUZUMAB: Positioning as The New Standard of Care Alemtuzumab First Treatment naïve patients with active disease Drug Classes Therapeutic Effectiveness Sponsor Positioning Competitor Stance Alemtuzumab Tysabri FTY-720 Cladribine ABCRs New benchmark Better efficacy Better efficacy Best convenience Safety experience High Low Rescue therapy – safety concerns Recent PML label update reinforces 2nd line placement Safety concerns Ineffective Inconvenient Alemtuzumab First Treatment experienced patients with active disease on therapy 2

N=607 A CLOSER LOOK AT ALEMTUZUMAB: Market Research Suggest Strong Potential Uptake Source: PeopleMetrics Rx 2009 Conjoint Study *Cowen & Company report, October 2009 % of Patients High potential product in +$13B MS market by 2012* 2

Shareholder Value Creation Action Plan Capitalize on Near-term Opportunities 2 Balance Growth with CFROI 3 Improve Operating Margins 4 5 Myozyme, Synvisc-One, and Mozobil are early in launch Alemtuzumab, Mipomersen, and Eliglustat approvals by YE:13E Optimize business mix: disposition of non-core businesses Positioned to take advantage of core franchise strengths New COO’s mandate: increased focus on cost savings Goal is to perform best-in-class with our peer group Implement $2B stock buyback; Incur $1B in debt Transparency on existing financial & capital policies Focus on Key Businesses 1 Supplying impactful products that address unmet needs Establish operational excellence in manufacturing Optimize Capital Structure

Significant Value Creation Opportunities How Do We Analyze Our Business? Assessment based on growth and return benchmarks, including cash flow return on investment (CFROI) 3 Review Assess Shareholder feedback External analysis Board and management continuously review business performance and capital allocation on a business-by-business basis We actively consider feedback from shareholders regarding the composition of our business portfolio and capital structure At the Board’s initiative, over the last year we received input and analyses from two outside financial advisors

20 Components of Value Creation Seek Strong Earnings Growth while Maintaining Solid Return on Investment Maintain high return on invested capital Enforce strong financial criteria (focused revenue growth, improving margins and asset productivity) Invest only in the areas defined by our Core Business Criteria Benchmark all uses of capital against the highest risk adjusted returns available among the various alternatives Currently benchmarking all investments against share repurchases Core Business Criteria Strong Financial Criteria Capital Allocation Discipline 3

21 Genzyme’s Key Criteria for Business Evaluation Commitment to the patient 1 Unmet medical need 2 Best in class, breakthrough therapies 3 Unique value to Genzyme and patients 4 Sustainable rates of growth with high financial returns 5 3

22 CFROI Economic Profitability Incorporates asset life, adjusts asset base for inflation, includes off balance sheet items, excludes non-cash and special items. Corporate Performance Measurement From Revenue Growth to CFROI ROE & ROA Profitability - net income return as a % of equity, assets but the company can create a semblance of rising profitability by increasing leverage EPS Profits - a portion of profit allocated to a common share outstanding but how much equity or asset utilization was required to generate the bottom line Revenue Growth - an increase in revenue year over year by how much did revenue grow and is expected to grow 3

23 Note: Size of bubble represents 2006 revenues. Revenue growth based on 2004-2006 revenue CAGR. Other Renal Hem. Onc. Biosurgery PGH WACC Genzyme Segment Return Profile 2006 3 0% 10% 20% 30% 40% 50% 0% 10% 20% 30% 40% Revenue Growth (%) CFROI (%)

24 Note: Size of bubble represents 2006 and 2010 estimated revenues. Revenue growth based on 2004-2006 revenue CAGR and 2008-2010 estimated revenue CAGR. Other Renal Biosurgery PGH Hem. Onc. WACC Genzyme Segment Return Profile from 2006 to 2010E 3 (25%) (13%) 0% 13% 25% 38% 50% 63% 75% 0% 10% 20% 30% 40% 50% Revenue Growth (%) CFROI (%)

25 Note: Size of bubble represents 2006 and 2015 estimated revenues. Revenue growth based on 2004-2006 revenue CAGR and 2013 estimated -2015 estimated revenue CAGR. Genzyme Segment Return Profile from 2006 to 2015E WACC Other Renal Biosurgery Hem. Onc. PGH MS // 2015E 55% MS Not Risk Adjusted 3 (25%) (13%) 0% 13% 25% 38% 50% 63% 75% 0% 10% 20% 30% 40% Revenue Growth (%) CFROI (%)

Seeking Strategic Alternatives for Non-core Assets Board regularly reviews business portfolio and determined to explore strategic alternatives for three non-core assets: Genetic Testing Revenue: $371 million in 2009 Top 5 provider of reproductive and oncology testing in the US 9 laboratories and ~150 genetic counselors Diagnostics Revenue: $167 million in 2009 Leading provider of flu and LDL-c testing Pharmaceutical Intermediates Manufacturing facility located in Liestal, Switzerland 3 New structure enables increased focus on therapeutics

27 Impact on Genzyme’s 2010E Transactions Pro Forma EPS DILUTIVE EPS ACCRETIVE Reduces CFROI Improves CFROI Note: Size of bubble represents 2010 estimated segment CFROI. Genzyme change in CFROI and accretion / (dilution) assumes sale at mid-point of illustrative segment valuation range. 2010E Pharma 2010E DX. 2010E Genetics 3

Shareholder Value Creation Action Plan Capitalize on Near-term Opportunities 2 Balance Growth with CFROI 3 Improve Operating Margins 4 5 Myozyme, Synvisc-One, and Mozobil are early in launch Alemtuzumab, Mipomersen, and Eliglustat approvals by YE:13E Optimize business mix: disposition of non-core businesses Positioned to take advantage of core franchise strengths New COO’s mandate: increased focus on cost savings Goal is to perform best-in-class with our peer group Implement $2B stock buyback; Incur $1B in debt Transparency on existing financial & capital policies Focus on Key Businesses 1 Supplying impactful products that address unmet needs Establish operational excellence in manufacturing Optimize Capital Structure

29 Improve Operating Margins and Capital Expenses Genzyme has been evaluating its operating margins and expenses as part of its capital allocation review process Continuing oversight and direction by the Board and now by its Capital Allocation Committee Benchmarking against Peer group Outline of a detailed plan of our revised and reduced OPEX and CAPEX levels for our remaining businesses 4

Shareholder Value Creation Action Plan Capitalize on Near-term Opportunities 2 Balance Growth with CFROI 3 Improve Operating Margins 4 5 Myozyme, Synvisc-One, and Mozobil are early in launch Alemtuzumab, Mipomersen, and Eliglustat approvals by YE:13E Optimize business mix: disposition of non-core businesses Positioned to take advantage of core franchise strengths New COO’s mandate: increased focus on cost savings Goal is to perform best-in-class with our peer group Implement $2B stock buyback; Incur $1B in debt Transparency on existing financial & capital policies Focus on Key Businesses 1 Supplying impactful products that address unmet needs Establish operational excellence in manufacturing Optimize Capital Structure

31 Genzyme’s Capital Structure Discipline Cash balance of $962 million in Q1 2010, with undrawn revolver Significant free cash flow generation with over $1 billion of cash flows annually by 2012 Limited current debt outstanding (Debt / 2009 EBITDA of 0.1x) Current S&P credit rating of A-, with significant debt capacity Goal is to create value for equity holders by optimizing the balance sheet Active Balance Sheet management to meet established credit objectives Maintain investment grade credit rating Total Debt/EBITDA goal not to exceed 1.5X Long term capital structure flexibility beyond 2010 Observations Credit Discipline 5

32 Genzyme’s Capital Structure Status quo $1.0B Investment Grade Bond Used for Repurchase 2010E 2015E 2010E 2015E Debt / EBITDA 0.1X 0.0X 0.7X 0.3X Net Debt (Cash) / EBITDA (0.6)X (1.3)X (0.0)X (1.1)X EBITDA / Interest - - 32.0X 82.5X Debt / Total Capitalization 1.3% 0.5% 12.8% 7.1% Expected Credit Rating Investment Grade Investment Grade Note: Assumes segment marginal tax rate of 30%; free cash flow is not used to pay down debt; illustrative 5.25% interest rate incremental debt; cash interest rate 1%. Analysis does not include potential impact of Consent Decree liability. 5

Stock repurchase of $2.0B in two tranches $1.0B near term stock repurchase using debt $1.0B stock repurchase funded by excess cash, cash flows, debt and/or transactions Expected to be implemented over the next 12 months 33 Genzyme’s New Stock Repurchase Plan Note: Size of bubble represents 2010 estimated and 2015 estimated CFROI. Genzyme accretion / (dilution) assumes share repurchase in the amount of $2.0B at average price of $55 per share. 2010E Share Repurchase 2015E Share Repurchase Reduces CFROI Improves CFROI EPS DILUTIVE EPS ACCRETIVE ~11%-13% Estimated Accretion // 5

34 Genzyme’s Value Creation Commitment Provide transparent and objective: Capital Allocation Balance Sheet Efficiency Segment Operating Performance Transact non core business: Pharmaceutical Genetics Testing Diagnostic Products Continually monitor business and adjust for highest returns Implement $2.0B stock repurchase plan Optimize Balance Sheet Continue to build a portfolio of high return therapies Focus actions on low capital returns and deviations from financial and business criteria Strong financial discipline Maintain strong business criteria Deliver higher return on invested capital Benchmark uses of capital against highest returns available among alternatives 5

Agenda Plan for shareholder value creation Genzyme’s board and leadership Icahn’s proxy fight Concluding remarks

Proactively Strengthened Leadership Team Scott Canute, EVP, President of Global Manufacturing & Corporate Operations Former President of Global Manufacturing at Eli Lilly Ron Branning, SVP, Global Head of Quality Former VP of Quality and Compliance at Gilead Sciences Pamela Williamson, SVP, Global Head of Regulatory & Corporate Compliance Former VP, Regulatory Affairs & Quality Assurance at Merck Serono Dr. Ulrich Goldmann, M.D., SVP, Global Head of Medical Affairs Former VP, Global Head of Medical Affairs at Novartis Andrew Lee, SVP, Global Head of Clinical Operations Former VP, Global Head of Clinical Study and Data Management at Pfizer

Continuing to Enhance Corporate Governance Added Board members to enhance financial & manufacturing expertise Robert Bertolini, former CFO of Schering-Plough Ralph Whitworth, Principal, Relational Investors Process underway to add a member with manufacturing expertise Enhanced the role of the Lead Independent Director Restructured the short- and long-term executive compensation plan Focused on revenue growth, cash flow return on invested capital and relative stock performance Aligned with shareholder interests Created new Board committees to enhance Board oversight Risk Management (Gail Boudreaux, Chair) Strategic Planning and Capital Allocation (Ralph Whitworth, Chair)

Genzyme’s Board of Directors Deep Experience and Expertise in Our Business Henri Termeer, Chairman of the Board (Director since 1983) CEO and President, Genzyme Corporation 37 years experience in the biotechnology and healthcare fields Director of the Pharmaceutical Research and Manufacturers of America and Chairman of the Federal Reserve Bank of Boston Robert J. Carpenter, Lead Independent (Director since 1994) President, Boston Medical Investors, Inc. Over 25 years as a biotech entrepreneur Douglas A. Berthiaume (Director since 1988) Chairman, CEO, President, Waters Corporation 18 years experience as CEO of a global supplier of biotechnology manufacturing and laboratory equipment Robert J. Bertolini (Recently appointed – December 2009) Former EVP and CFO, Schering-Plough; part of the Executive Leadership Team which drove company turnaround including release of consent decree 20 years experience at PricewaterhouseCoopers, ultimately leading its global pharmaceutical practice Richard F. Syron (Director since 2006) Adjunct Professor of Finance, Boston College Former Chairman and CEO of Freddie Mac and Thermo Electron Former CEO of the American Stock Exchange and the Federal Reserve Bank of Boston Ralph Whitworth (Recently appointed – April 2010) Co-founder and Principal, Relational Investors Corporate governance and capital allocation expertise Charles L. Cooney, Ph.D. (Director since 1983) Distinguished Professor of Chemical and Biochemical engineering at Massachusetts Institutes of Technology since 1970 Faculty Director, Deshpande Center for Technological Innovation Victor J. Dzau, M.D. (Director since 2000) Chancellor for Health Affairs and President and CEO of Duke University Health System Former Chairman of the National Institutes of Health Cardiovascular Disease Advisory Committee Gail K. Boudreaux (Director since 2004) EVP, UnitedHealth Group Inc.; President of UnitedHealthcare business Over 20 years at Aetna, Inc. Director of America’s Health Insurance Plans Senator Connie Mack III (Director since 2001) Partner, Government Relations, Liberty Partners Congressional representative for 18 years Industry Leadership & Operating Experience Drug Development & Scientific Leadership Financial Expertise Government & Payor Experience

Genzyme’s Board of Directors Diversity of Experience to Address Genzyme’s Dynamic Business ü ü ü ü ü Richard F. Syron, Ph.D. Key Functional Areas of Expertise ü ü ü ü Ralph Whitworth ü ü ü ü ü Victor J. Dzau, M.D. ü ü ü ü ü ü ü Gail K. Boudreaux ü ü ü ü ü Douglas A. Berthiaume ü ü ü Sen. Connie Mack III ü ü ü ü Charles L. Cooney, Ph.D. ü ü ü ü ü ü Robert J. Bertolini ü ü ü ü ü Robert J. Carpenter ü ü ü ü ü ü ü ü Henri A. Termeer International Markets Government / Public Policy Healthcare System Academic / Medical & Scientific Business Development Leadership Biologic Manufacturing* Biotech-Related Industry Accounting / Finance Senior Management / Operational *Genzyme expects to add a director with deep knowledge in biologic manufacturing during 2010.

Genzyme’s Commitment to Constructive Engagement with Our Shareholders Continuous engagement with shareholders Extensive investor interactions, including calls, analyst days, monthly investor roundtables and one-on-one meetings Independent directors gathered shareholder feedback independent of management Dialogue with Relational Investors Multiple meetings over 19 months Periodic meetings with Board of Directors since early 2009 Increased focus on CFROI analysis in our business portfolio review Invited Ralph Whitworth to join board Key improvements made following shareholder feedback After soliciting feedback from our shareholders, Genzyme made adjustments to improve investor communications to update and respond to inquiries Revised executive compensation framework

Continually Improving Governance to Assure Independent Oversight & Responsiveness to Investors 2003 Established lead director position and enhanced the role in 2010 2006 Abolished staggered Board and fully implemented annual elections of all Directors in 2009 2007 Adopted majority voting 2007 Adopted policy limiting director service 2007 Adopted an Executive Severance Policy requiring shareholder approval for cash severance benefits exceeding 2.99 times base salary and bonus 2007 Amended Governance Guidelines to outline a process for board consideration of shareholder proposals that garner majority shareholder support 2009 Allowed our poison pill to lapse without renewal

Agenda Plan for shareholder value creation Genzyme’s board and leadership Icahn’s proxy fight Concluding remarks

Our Assessment of Icahn’s Proxy Icahn provided no constructive input or perspective on the company prior to threatening a last minute proxy fight and still has not done so, despite our actively soliciting his views Icahn applies a “one size fits all” approach that is inappropriate for Genzyme’s current situation The dissident slate lacks operational, manufacturing or regulatory experience Dissident slate poses serious antitrust problems and fundamental conflict of interests

Icahn’s “One Size Fits All” Approach Is Inappropriate for Genzyme Icahn’s stated thesis: All biotechnology companies should be owned by Big Pharma However, this approach has not led to a successful outcome at Biogen Idec Icahn’s attempt to oust the current team could impact Genzyme’s recovery that is underway Resolving manufacturing issues Stabilizing Cerezyme and Fabrazyme market share Maximizing alemtuzumab potential in multiple sclerosis Icahn’s approach resulted in overlooking serious antitrust and conflicts issues

Dissident Slate Lacks Operational Expertise Name Age Experience Concerns Carl Icahn  74 Founder and Chief Executive Officer, Icahn Enterprises Corporate raider reinvented as a shareholder activist Substantial operational missteps (e.g., TWA, Blockbuster, and Motorola) Lack of industry knowledge Over boarding Conflict of interest Alexander Denner  40 Managing Director, Icahn Enterprises Securities analyst turned hedge fund manager Lack of operational experience Over boarding Antitrust and conflict of interest Richard Mulligan  55 Mallinckrodt Professor of Genetics; Harvard Medical School; Director, Harvard Gene Therapy Initiative Lack of operational experience Antitrust and conflict of interest Steven Burakoff  67 Professor of Medicine, Hematology and Medical Oncology, Mount Sinai School of Medicine; Director, Tisch Cancer Institute at Mount Sinai Medical Center Lack of operational or industry experience

Violating Section 8 of the Clayton Act Individuals Cannot Simultaneously Serve on Boards of Competitors The two corporations are “engaged in whole or in part in commerce” The two corporations are “by virtue of their business and location of operation, competitors, so that the elimination of competition by agreement between them would constitute a violation of any of the antitrust laws”; and Each of the corporations has “capital, surplus and undivided profits” aggregating more than $25,841,000 The law provides that no person shall, at the same time, serve as a director in any two corporations where:

Genzyme and Biogen Directly Compete in the Oncology Market Biogen’s billion dollar product, Rituxan, competes with the following Genzyme products in multiple disease areas: Solid Organ Transplant, Graft vs. Host Disease and Aplastic Anemia Thymoglobulin Acute Lymphoblastic Leukemia Clolar Non-Hodgkin’s Lymphoma Leukine Non-Hodgkin’s Lymphoma, Chronic Lymphocytic Leukemia Fludara Chronic Lymphocytic Leukemia, Non-Hodgkin’s Lymphoma and Solid Organ Transplant Campath Disease Area Product Additionally, Rituxan also competes with Genzyme’s Campath in Hodgkin’s lymphoma, Clolar in acute myeloid leukemia, Leukine in acute myeloid leukemia and Mozobil in non-Hodgkin’s lymphoma, Hodgkin’s lymphoma and multiple myeloma.

The Election of Dr. Denner or Dr. Mulligan Would Violate the Clayton Act Dr. Denner and Dr. Mulligan are both directors of Biogen. All three statutory conditions for a violation are met: Genzyme and Biogen are clearly engaged in commerce, Genzyme and Biogen are direct competitors in the oncology market, and Genzyme and Biogen have capital, surplus and undivided profits well in excess of the statutory minimum. 2009 sales of competitive products exceed the statutory exceptions for de minimis overlap. Clayton Act Section 8 violations have increasingly become a focus of regulators and shareholders, as seen by reports of FTC investigation into interlocking directors at Apple and Google and at Amazon and Google, as well as the settlement of a derivative suit against the Sears Holdings Corp.

Competition Between Genzyme and Biogen is Expected to Increase Substantially The two companies will compete head-to-head in the MS space: Biogen is heavily reliant on its MS franchise - Avonex and Tysabri account for a majority of Biogen’s revenues, and Biogen has two additional MS products in clinical trials. Genzyme’s alemtuzumab for MS, which is currently in two Phase III clinical trials, is Genzyme’s most significant development program, both in terms of aggregate financial expenditures and potential future earnings impact. Alemtuzumab for MS could fundamentally alter treatment of MS with the potential to be a once yearly treatment and, accordingly, represents a significant threat to Biogen's MS franchise. The timing, marketing approach, expected dosing, and pricing of alemtuzumab for MS are all intensely sensitive from a competitive standpoint. It is certain the Genzyme board will focus on these issues on an increasingly frequent basis. Source: Biogen Idec Annual Report on Form 10-K, filed on 2/9/10.

Mr. Icahn, Dr. Denner, and Dr. Mulligan Have Substantial Financial Interests in Biogen That Put Them at Cross-Purposes with Genzyme Dr. Denner and Dr. Mulligan both own Biogen stock and options. Dr. Denner, as managing director of Icahn Enterprises, LP, also beneficially owns a portion of Mr. Icahn’s Biogen holdings. Source: Forms 4 filed by Drs. Denner & Mulligan on 6/12/09 and 6/11/09, respectively, a Schedule 13D/A filed by Mr. Icahn and his affiliates on 1/28/10, and a preliminary proxy statement filed by Mr. Icahn and his affiliates on 4/6/10. All values are based on a closing price of Biogen stock of $56.52 and Genzyme stock of $52.80 on 4/9/10. In comparison, Mr. Icahn’s interest in Biogen is over 30% larger than his interest in Genzyme. Neither Dr. Denner nor Dr. Mulligan directly hold any Genzyme shares. Interest in Biogen Shares & Options $253,500 Mulligan $253,500 Denner $908,573,469 Icahn

Icahn’s Biogen Conflicts and Problematic Incentives Are Immediate Concerns Genzyme anticipates a launch of alemtuzumab for MS in 2012 and is currently developing its overall launch plan strategy, including proprietary market research, compiling pharmacoeconomic data, planning launch sequencing, and evaluating pricing. These activities will continue during the next director term and will be discussed regularly at board meetings. How Genzyme invests in, prices, markets, and delivers alemtuzumab for MS will have a direct and substantial impact on Genzyme and Biogen. Mr. Icahn, Dr. Denner, and Dr. Mulligan have substantial financial incentives to allocate resources away from, and otherwise undermine, alemtuzumab for MS in order to protect the Biogen franchise. Even with the best intentions, it is inconceivable how the detailed information concerning Genzyme’s key future product will not affect how Mr. Icahn, Dr. Denner, and Dr. Mulligan influence Biogen in its approach to the MS market.

The Biogen Conflict Prevents Mr. Icahn, Dr. Denner, and Dr. Mulligan From Serving as Effective Directors of Genzyme The importance of alemtuzumab for MS to Genzyme means that it will be discussed regularly by the board in contexts that are not separate and discrete – for instance, discussions on allocating capital to products will involve discussions of alemtuzumab for MS. Given the increasingly frequent and detailed discussions around alemtuzumab for MS, recusal from these decisions is not a realistic option and would compromise the value of Mr. Icahn, Dr. Denner, and Dr. Mulligan as Genzyme directors from the start. Genzyme shareholders should not be left to wonder if their directors are always acting in Genzyme’s best interests. Genzyme shareholders deserve directors who will participate fully in an informed manner in important decisions the Board expects to address during their term.

Our Conclusion: Icahn’s Nominees Are Tainted By Fundamental Conflicts of Interest The election of Dr. Denner or Dr. Mulligan would produce a clear violation of the Clayton Act. Mr. Icahn, Dr. Denner, and Dr. Mulligan have substantial interests in Biogen that fundamentally compromise their ability to serve as independent directors of Genzyme and act in the best interests of Genzyme shareholders. The development of alemtuzumab for MS, Genzyme’s most important pipeline product, is the clearest example of Mr. Icahn’s, Dr. Denner’s, and Dr. Mulligan’s conflicts of interest. Even with the best intentions, Mr. Icahn, Dr. Denner, and Dr. Mulligan would not be able to participate in important decisions the Genzyme board faces in the coming director term. Genzyme shareholders cannot expect Dr. Denner, Dr. Mulligan, or Dr. Burakoff to act independently due to their relationships with Mr. Icahn.

Agenda Plan for shareholder value creation Genzyme’s board and leadership Icahn’s proxy fight Concluding remarks

CONCLUSION Positioned for Renewed Value Creation Genzyme’s Board and management team are executing a proven strategy and are on track to restore Genzyme to profitable growth Executing With new directors and new world-class leaders at the operating level, the company is gaining momentum and building value for shareholders Building Value Genzyme shareholders are best served by re-electing the board’s nominees and enabling the company to continue on its current path On Track Please Vote the White Proxy Card Today We are implementing new financial disciplines to allocate capital, improve operating margins and optimize our capital structure Exercising Discipline

Appendix A – Genzyme’s Directors

Independent Director Biographies 6 (current) Chairman Health care Children’s Hospital Trust Board (Boston) 14 (current) Chairman Life Science-Instruments Waters CEO CEO Latest Position Life Science-Instruments Life Science-Instruments Industry Board Experience Waters Chromatography Division of Millipore Waters Corp. Organization 4 16 (current) Duration (years) Head, Global Pharma Industry EVP, CFO Latest Position Accounting Pharmaceutical Industry Price Waterhouse-Coopers Schering-Plough Organization 20 6 Duration (years) Douglas A. Berthiaume Key Perspectives: Financial & Industry expertise, Information Technology Robert J. Bertolini Key Perspectives: Management, Biotech Industry Leadership, Manufacturing & Supply

Independent Director Biographies 3 President Health Insurance Blue Cross Blue Shield of Illinois 2 (current) Executive VP, President Health Insurance UnitedHealth Group, UnitedHealthcare 3 Executive VP Health Insurance HCSC 1 (current) Director Health Insurance America’s Health Insurance Plans (current) Director Non-Corporate Field Museum Chicago Senior VP Latest Position Health Insurance Industry Board Experience Aetna Organization 20 Duration (years) 3 President, CEO Biotech VacTex 9 Chairman Biotech GelTex Pharma 8 (current) Chairman Biotech Hydra Biosciences 4 Director Medtech Cadent Medical President, CEO President Latest Position Biotech Biotech Industry Board Experience Integrated Genetics Boston Medical Investors Organization 8 16 (current) Duration (years) Gail K. Boudreaux Key Perspectives: Financial & Industry expertise Robert J. Carpenter Lead Independent Director Key Perspectives: Management, Health Insurance, Government & Payor Experience

Independent Director Biographies 2 (current) Director Biotech Polypore International 3 (current) Director Renewable Energy LS9 29 (current) Principal Consulting BioInformation Associates <1 (current) Director Biotech Green Light, Inc. 8 (current) Director Biotech Biocon Limited Professor & Faculty Director of Deshpande Center for Innovation Latest Position Education Industry Board Experience Massachusetts Institute of Technology Organization 40 (current) Duration (years) 1 (current) Director Biotech Akebia Therapeutics 6 (current) CEO Health Management Duke University Health System 3 (current) Director Biotech Alnylam 2 (current) Director Medtech Medtronic 5 (current) Director Retail PepsiCo Chairman, Professor of Medicine Professor of Medicine Latest Position Education Education Industry Board Experience Harvard Medical School Duke University Organization 8 6 (current) Duration (years) Charles L. Cooney, Ph.D Key Perspectives: Drug Development, Scientific Leadership Victor J. Dzau, M.D. Key Perspectives: Drug Development, Scientific Leadership

Independent Director Biographies 4 Senior Advisor Public Policy King & Spalding 18 Senator Government US Congress 4 Senior Advisor Public Policy Shaw Pittman LLP 3 (current) Director Financial American Momentum Bank 9 (current) Director Diagnostics EXACT Sciences 9 (current) Chairman Non-profit H. Lee Moffitt Cancer Center 9 (current) Director Insurance Mutual of America Life Insurance 9 (current) Director Consumer Retail Darden Restaurants Partner Latest Position Public Policy Industry Board Experience Liberty Partners Group Organization 3 (current) Duration (years) 7 Director Natural Resources Nabors 5 Chairman, CEO Finance American Stock Exchange 9 Director Insurance John Hancock >1 (Current) Adjunct Professor Education Boston College 4 Chairman, CEO Medtech Thermo Electron 5 Chairman, CEO Mortgage Freddie Mac 4 Director Health-Tech McKesson President Latest Position Finance / Government Industry Board Experience Federal Reserve Bank of Boston Organization 24 Duration (years) Senator Connie Mack III Key Perspectives: Financial expertise Richard F. Syron Key Perspectives: Public Policy, Government & Payor Experience

Independent Director Biographies 3 Director Power-Generation United Thermal 3 Director Communications Technology Tektronix 6 Chairman Business Services Waste Management 8 President Advocacy United Shareholders Association 3 President of Development Power-Generation United Thermal 1 Director Telecom Services Sprint Nextel 7 Director Cable and Satellite Sirius Satellite Radio 3 Director Finance Sovereign Bancorp 7 Chairman Healthcare Apria Healthcare 3 Director Retail Mattel Assistant to GP Co-Founder, Partner Latest Position Natural Resources Finance Industry Board Experience Mesa Limited Relational Investors Organization 4 14 (current) Duration (years) Ralph Whitworth Key Perspectives: Financial Expertise

Board Committee Assignments Board Member Audit Compensation Nominating / Governance Risk Management Strategic Planning & Capital Allocation Douglas A. Berthiaume Robert J. Bertolini Chair Gail K. Boudreaux Chair Robert J. Carpenter Charles L. Cooney, Ph.D. Chair Victor J. Dzau, M.D. Senator Connie Mack III Chair Richard F. Syron Henri A. Termeer Ralph V. Whitworth Chair

Genzyme Corporation

Investor Presentation

Appendix B –

Financial Reconciliations

GENZYME CORPORATION

CASH FLOW RETURN ON INVESTED CAPITAL CALCULATION

(in millions, except percentages)

The company uses Cash Flow Return on Tangible Invested Capital (CFROI) as a measure of the efficiency and effectiveness of its use of capital.  CFROI is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner.  This non-GAAP financial measure is not intended to be considered in isolation or as a substitute for GAAP measures.

We define CFROI as follows:

Total Adjusted Cash Profits
Average Tangible Invested Capital

We define Adjusted Cash Profits as follows:	We define Tangible Invested Capital as follows:
GAAP net income (loss)	Total assets
+ Operating lease expense	- Non-interest bearing liabilities (d)
+ Depreciation expense	- Deferred taxes
+ Amortization expense, net of tax	+ Capitalized research and development (e)
- Other income (expenses), net of tax	+ Capitalized operating leases (f)
+ Other non-operating items, net of tax	+ Accumulated depreciation
+ Acquisition related expense, net of tax	- Goodwill and intangibles, net
+ Non-GAAP research and development expense	- Excess cash (g)
= Total Adjusted Cash Profits	- Long-term investments
=Total Tangible Invested Capital

We define Average Tangible Invested Capital as follows:
Prior year tangible invested capital
+ Current year tangible invested capital divided by 2
= Average Tangible Invested Capital

Consolidated CFROI Calculation

	Consolidated
	2006	2009
Adjusted Cash Profits
GAAP net income (loss)	$(16.8)	$422.3
Operating lease expense	60.9	81.8
Depreciation expense	122.0	190.1
Amortization expense, net of tax (a)	132.3	185.0
Other income (expenses), net of tax (a)	(87.7)	(27.7)
Other non-operating items, net of tax (b)	134.3	19.2
Acquisition related expense, net of tax	404.3	48.5
Non-GAAP research and development (c)	565.4	803.9
Total Adjusted Cash Profits	$1,314.7	$1,723.1

Tangible Invested Capital
Total assets	$7,191.2	$10,060.7
Non-interesting bearing liabilities (d)	(714.4)	(1,237.2)
Deferred taxes	(136.9)	(555.2)
Capitalized research and development (e)	2,747.0	3,910.0
Capitalized operating leases (f)	730.8	981.6
Accumulated depreciation	695.4	1,077.8
Goodwill and intangibles, net	(2,790.8)	(3,716.6)
Excess cash (g)	(252.5)	(402.8)
Long-term investments	(673.5)	(143.8)
Total Tangible Invested Capital	$6,796.30	$9,974.50

Average Tangible Invested Capital	6,466.0	9,401.7

Cash Flow Return on Tangible Invested Capital	20.3%	18.3%

Business Unit CFROI Calculation

Solely for purposes of management reporting of CFROI by business unit, certain of Genzyme’s corporate expenses, income, assets and liabilities have been distributed to the business units.  A large portion of Genzyme’s fixed assets are considered corporate assets because the assets support the manufacturing of multiple products.  Corporate G&A is distributed amongst the business units based on revenue.  In addition, cash, long-term investments and investments in equity securities are also considered corporate assets and are distributed to the business units based on net income(loss).  Business units incurring net losses were charged with negative cash, long-term investments and investments in equity securities balances.  Genzyme has treated the total of cash, long-term investments and investments in equity securities, if negative, as a loan and charges interest expense to the borrowing business units and credits interest income to the loaning business units.  Genzyme provides CFROI by business unit data for its significant business units only.  Therefore, the individual CFROI by business unit calculations are not intended to aggregate to Genzyme’s overall CFROI calculation.

	2006
	Personalized Genetic Health	Renal & Endocrinology	Biosurgery	Hematology & Oncology	Other
Adjusted Cash Profits
Management reporting net income (loss) (h)	$459	$124	$10	$(443)	$(176)
Operating lease expense	27	13	7	4	8
Depreciation expense	54	29	9	16	14
Amortization expense, net of tax	2	52	44	27	8
Other income (expenses), net of tax	—	—	—	—	—
Other non-operating items, net of tax	(46)	(24)	(13)	(7)	137
Acquisition related expense, net of tax	—	—	—	404	—
Non-GAAP research and development	301	115	54	79	15
Inter-divisional interest	37	5	(10)	(30)	(2)
Total Adjusted Cash Profits	$834	$314	$102	$50	$4

Tangible Invested Capital
Total assets	$4,405	$1,812	$568	$1,237	$513
Non-interesting bearing liabilities (d)	(256)	(148)	(109)	(108)	(137)
Deferred taxes	(205)	226	33	(115)	(76)
Capitalized research and development (e)	1,047	478	211	912	100
Capitalized operating leases (f)	336	161	89	49	95
Accumulated depreciation	274	162	81	40	138
Goodwill and intangibles, net	(553)	(985)	(366)	(750)	(136)
Excess cash (g)	(216)	(43)	—	—	6
Long-term investments	(1,141)	(189)	—	—	—
Total Tangible Invested Capital	$3,691	$1,474	$507	$1,265	$503

Average Tangible Invested Capital	3,213	1,296	444	1,113	440

Cash Flow Return on Tangible Invested Capital	26.0%	24.2%	23.0%	4.5%	0.9%

	2006	2009
Notes:
(a) Tax effect on:
Other income (expenses)	50.2	12.3
Amortization expense	(77.0)	(81.4)

(b) Represents in 2009, gain on acquisition of business of $24.2 net of tax of ($6.6) and minority interest of $2.5 net of tax of ($0.9) and in 2006, minority interest of $10.4 net of tax of ($3.8), equity in income of equity method investments of $15.7 net of tax of ($5.7), impairment of goodwill of $219.2 net of tax of ($69.8) and settlement of tax audits of ($31.7).

(c) For 2006, Non-GAAP research and development expense excludes $19.3 million of expenses related to Genzyme’s joint venture with Dyax.

(d) Non-interest bearing liabilities equals total liabilities less debt and contingent consideration obligations.

(e) Represents approximate cumulative capitalized research and development, net of applicable depreciation.  R&D is capitalized because it is considered an investment that should generate returns in the future.

(f) Represents operating lease expense multiplied by 12.

(g) Represents cash and short-term investments less 5% of total assets.  Business units’ excess cash represents an allocation of corporate excess cash to cash positive businesses.

(h) Management reporting net income (loss) is derived solely for the purpose of calculating CFROI.  It is not intended to represent GAAP net income (loss).

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2009

(Amounts in thousands, except percentage and per share data)

							OTHER DISCRETE ITEMS
			Bayer				(included in GAAP and Non-GAAP results)
		GAAP	Acquisition	FAS 123R			Manufacturing	Technology	Q2 Inventory
		As Reported	Related (2)	Expense		NON-GAAP (1)	Related	Purchase	Fair Value Step-up (2)
Income Statement Classification:

Total revenues		$4,515,525				$4,515,525

Cost of products and services sold		$(1,386,076)	$36,822	$32,314		$(1,316,940)	$76,398		$6,639
Gross margin	69%	$3,129,449	$36,822	$32,314	71%	$3,198,585	$76,398		$6,639

Selling, general and administrative		$(1,428,596)		$110,410		$(1,318,186)

Research and development		$(865,257)		$61,391		$(803,866)		$25,180

Amortization of intangibles		$(266,305)				$(266,305)

Contingent consideration expense		$(65,584)	$65,584			$—

Gains (losses) on investments in equity securities		$(56)				$(56)

Gain on acquisition of business		$24,159	$(24,159)			$—

Other		$(1,719)				$(1,719)	$1,484

Investment income		$17,642				$17,642

Interest expense		$—				$—

Summary:

Income (loss) before income taxes		$543,733	$78,247	$204,115		$826,095	$77,882	$25,180	$6,639

(Provision for) benefit from income taxes	22%	$(121,433)	$(29,739)	$(53,434)	25%	$(204,606)	$(17,956)	$(8,118)	$(1,302)

Net income (loss)		$422,300	$48,508	$150,681		$621,489	$59,926	$17,062	$5,337

Net income (loss) per share:
Basic		$1.57	$0.18	$0.56		$2.31	$0.22	$0.06	$0.02

Diluted		$1.54	$0.18	$0.55		$2.27	$0.22	$0.06	$0.02

Weighted average shares outstanding:
Basic		268,841	268,841	268,841		268,841

Diluted		274,071	274,071	274,071		274,071

Notes:

(1) Represents the Non-GAAP results of operations for Genzyme Corporation for the year ended December 31, 2009.  We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.  Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding.  Therefore, earnings per share may not add across due to rounding.

(2) “Bayer Acquisition Related” includes the gain on acquisition, contingent consideration expense and, beginning with Q3 2009, the inventory fair value step-up associated with our acquisition from Bayer.  The initial inventory fair value step-up in Q2 for the Bayer transaction was presented as “Other Discrete Items”.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2008

(Amounts in thousands, except percentage and per share data)

						Items Formerly Excluded from Non-GAAP [(Income)/Expense]
						Dilution
						Due to	Validation/
		GAAP	FAS 123R		NON-GAAP	Common Stock	Inventory	(Gain) Loss on	License
		As Reported	Expense		As Adjusted (1)	Equivalents	Write-offs	Investments	Fees	Amortization
Income Statement Classification:

Total revenues		$4,605,039			$4,605,039

Cost of products and services sold		$(1,148,562)	$27,555		$(1,121,007)		$12,614
Gross margin	75%	$3,456,477	$27,555	76%	$3,484,032		$12,614

Selling, general and administrative		$(1,338,190)	$102,745		$(1,235,445)

Research and development		$(1,308,330)	$56,673		$(1,251,657)		$11,039		$490,900

Amortization of intangibles		$(226,442)			$(226,442)					$226,442

Charge for impaired assets		$(2,036)			$(2,036)

Equity in income (loss) of equity method investments		$201			$201

Minority interest		$2,217			$2,217

Gains (losses) on investments in equity securities		$(3,340)			$(3,340)			$5,253

Other		$(1,861)			$(1,861)

Investment income		$51,260			$51,260

Interest Expense		$(4,418)			$(4,418)

Summary:

Income (loss) before income taxes		$625,538	$186,973		$812,511	$—	$23,653	$5,253	$490,900	$226,442

(Provision for) benefit from income taxes	33%	$(204,457)	$(56,740)	32%	$(261,197)	$—	$(5,724)	$(390)	$(108,328)	$(75,399)

Net income (loss)		$421,081	$130,233		$551,314	$—	$17,929	$4,863	$382,572	$151,043

Net income (loss) per share:
Basic		$1.57	$0.50		$2.07	$—	$0.07	$0.02	$1.42	$0.56

Diluted (2)		$1.50	$0.45		$1.95	$0.11	$0.06	$0.01	$1.34	$0.53

Weighted average shares outstanding:
Basic		268,490			268,490

Diluted (2)		285,595			285,595

Notes:

(1) Represents the adjusted Non-GAAP results of operations and financial position for Genzyme Corporation for the year ended December 31, 2008.  All other amounts presented herein represent previously reported amounts.  We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.

(2) Diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF 04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $6,915K, net of tax, have been added back to net income and approximately 8,851K shares have been added to diluted weighted average shares outstanding for purposes of computing GAAP and Non-GAAP diluted earnings per share.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2007

(Amounts in thousands, except percentage and per share data)

							Items Formerly Excluded From Non-GAAP [(Income)/Expense]
							Dilution	(Gain) on
							Due to	Investments
		GAAP	FAS 123R	Acquisition		NON-GAAP	Common Stock	in Equity	Litigation	Milestone	Manufacturing		Effect of
		As Reported	Expense	Related		As Adjusted (1)	Equivalents	Securities	Settlement	Payment	Related	Amortization	FIN 46
Income Statement Classification:

Total revenues		$3,813,519				$3,813,519

Cost of products and services sold		$(927,330)	$25,677			$(901,653)					$20,916
Gross margin	76%	$2,886,189	$25,677		76%	$2,911,866					$20,916

Selling, general and administrative		$(1,186,438)	$106,172			$(1,080,266)			$64,000				$200

Research and development		$(731,950)	$58,101			$(673,849)				$25,000			$7,461

Amortization of intangibles		$(201,105)				$(201,105)						$201,105

Purchase of in-process research and development		$(106,350)		$106,350		$—

Equity in income (loss) of equity method investments		$7,398		$19,150		$26,548						$830	$(3,830)

Minority interest		$3,932				$3,932							$(3,831)

Gains (losses) on investments in equity securities		$13,067				$13,067		$(10,848)

Other		$(7,118)				$(7,118)					$5,735

Investment income		$70,196				$70,196

Interest Expense		$(12,147)				$(12,147)

Summary:

Income (loss) before income taxes		$735,674	$189,950	$125,500		$1,051,124	$—	$(10,848)	$64,000	$25,000	$26,651	$201,935	$—

(Provision for) benefit from income taxes	35%	$(255,481)	$(58,148)	(15,781)	31%	$(329,410)	$—	$2,698	$—	$(9,069)	$(9,702)	$(72,449)	$—

Net income (loss)		$480,193	$131,802	$109,719		$721,714	$—	$(8,150)	$64,000	$15,931	$16,949	$129,486	$—

Net income (loss) per share:
Basic		$1.82	$0.50	$0.41		$2.73	$—	$(0.03)	$0.24	$0.06	$0.06	$0.49	$—

Diluted (2)		$1.74	$0.47	$0.39		$2.60	$0.09	$(0.03)	$0.23	$0.06	$0.06	$0.46	$—

Weighted average shares outstanding:
Basic		263,895				263,895

Diluted (2)		280,767				280,767

Notes:

(1) Represents the adjusted Non-GAAP results of operations and financial position for Genzyme Corporation for the year ended December 31, 2007.  All other amounts presented herein represent previously reported amounts. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.

(2) Diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF 04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $7,543K, net of tax, have been added back to net income and approximately 9,686K shares have been added to diluted weighted average shares outstanding for purposes of computing GAAP and Non-GAAP diluted earnings per share.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2006

(Amounts in thousands, except percentage and per share data)

					Dilution
					Due to			Items Formerly Excluded From Non-GAAP [(Income)/Expense]
					Transition				(Gain)/Loss
					from				on Investments
		GAAP	FAS 123R		(Net Loss) to		NON-GAAP	OFT	in Equity	Settlement of	Impairment of		Effect of
		As Reported	Expense	IPR&D	Net Income		As Adjusted (1)	Settlement	Securities	Tax Audits	Goodwill	Amortization	FIN 46
Income Statement Classification:

Total revenues		$3,187,013					$3,187,013

Cost of products and services sold		$(735,671)	$21,430				$(714,241)
Gross margin	77%	$2,451,342	$21,430			78%	$2,472,772

Selling, general and administrative		$(1,010,400)	$121,822				$(888,578)	$7,936					$1,376

Research and development		$(649,951)	$65,248				$(584,703)						$19,328

Amortization of intangibles		$(209,355)					$(209,355)					$209,355

Purchase of in-process research and development		$(552,900)		$552,900			$—

Charge for impaired goodwill		$(219,245)					$(219,245)				$219,245

Equity in income (loss) of equity method investments		$15,705					$15,705						$(10,348)

Minority interest		$10,418					$10,418						$(10,352)

Gains (losses) on investments in equity securities		$73,230					$73,230		$(66,466)

Other		$(2,045)					$(2,045)

Investment income		$56,001					$56,001						$(4)

Interest Expense		$(15,478)					$(15,478)

Summary:

Income (loss) before income taxes		$(52,678)	$208,500	$552,900	$—		$708,722	$7,936	$(66,466)	$—	$219,245	$209,355	$—

(Provision for) benefit from income taxes	68%	$35,881	$(66,331)	$(148,565)	$—	25%	$(179,015)	$(2,920)	$24,459	$(31,748)	$(69,823)	$(77,043)	$—

Net income (loss)		$(16,797)	$142,169	$404,335	$—		$529,707	$5,016	$(42,007)	$(31,748)	$149,422	$132,312	$—

Net income (loss) per share:
Basic		$(0.06)	$0.54	$1.54	$—		$2.02	$0.02	$(0.16)	$(0.12)	$0.57	$0.51	$—

Diluted (2)		$(0.06)	$0.52	$1.54	$—		$2.00	$0.02	$(0.15)	$(0.11)	$0.54	$0.48	$—

Weighted average shares outstanding:
Basic		261,124					261,124

Diluted (2)		261,124			6,892		268,016

Notes:

(1) Represents the adjusted Non-GAAP results of operations and financial position for Genzyme Corporation for the year ended December 31, 2006.  All other amounts presented herein represent previously reported amounts.  We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.

(2) Common stock equivalents are included in the calculation of diluted earnings per share to the extent they are dilutive.  Due to the significant IPR&D charge for AnorMED of $552,900K, Genzyme had a GAAP net loss for the year ended December 31, 2006 and, therefore, the effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, which we refer to collectively as common stock equivalents, and the potentially dilutive effect of our 1.25% convertible notes are excluded from the calculation of GAAP diluted net loss per share because the effect would be anti-dilutive.  Conversely, on a Non-GAAP basis, Genzyme produced a net profit and, therefore, the common stock equivalents are included in the calculation of Non-GAAP diluted net income per share because the effect is dilutive.  Non-GAAP diluted earnings per share excludes the potentially dilutive effect of our 1.25% convertible notes.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2005

(Amounts in thousands, except percentage and per share data)

						Items Formerly Excluded From Non-GAAP [(Income)/Expense]
						Dilution
						Due to	Validation/
		GAAP			NON-GAAP	Common Stock	Manufacturing	Acquisition
		As Reported	IPR&D		As Adjusted (1)	Equivalents	Related	Related	Amortization	FIN 46
Income Statement Classification:

Total revenues		$2,734,842			$2,734,842

Cost of products and services sold		$(632,652)			$(632,652)		$16,912	$15,214
Gross margin	77%	$2,102,190		77%	$2,102,190		$16,912	$15,214

Selling, general and administrative		$(787,839)			$(787,839)					$790

Research and development		$(502,657)			$(502,657)					$23,112

Amortization of intangibles		$(181,632)			$(181,632)				$181,632
								$7,000
Purchase of in-process research and development		$(29,200)	$22,200		$(7,000)

Equity in income (loss) of equity method investments		$151			$151					$(11,948)

Minority interest		$11,952			$11,952					$(11,952)

Other		$4,163			$4,163

Investment income		$31,429			$31,429					$(2)

Interest Expense		$(19,638)			$(19,638)

Summary:

Income (loss) before income taxes		$628,919	$22,200		$651,119	$—	$16,912	$22,214	$181,632	$—

(Provision for) benefit from income taxes	30%	$(187,430)	$—	29%	$(187,430)	$—	$(6,224)	$(8,175)	$(66,841)	$—

Net income (loss)		$441,489	$22,200		$463,689	$—	$10,688	$14,039	$114,791	$—

Net income (loss) per share:
Basic		$1.73	$0.09		$1.82	$—	$0.04	$0.05	$0.45	$—

Diluted (2)		$1.65	$0.09		$1.74	$0.03	$0.04	$0.05	$0.42	$—

Weighted average shares outstanding:
Basic		254,758			254,758

Diluted (2)		272,224			272,224

Notes:

(1) Represents the adjusted Non-GAAP results of operations and financial position for Genzyme Corporation for the year ended December 31, 2005.  All other amounts presented herein represent previously reported amounts.  We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.

(2) Diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF 04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $7,496K, net of tax, have been added back to net income and approximately 9,686K shares have been added to diluted weighted average shares outstanding for purposes of computing GAAP and Non-GAAP diluted earnings per share.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2004

(Amounts in thousands, except percentage and per share data)

						Items Formerly Excluded From Non-GAAP [(Income)/Expense]
						SangStat			Exit Costs
		GAAP			NON-GAAP	Inventory	Convert	Convert	Oklahoma	Generic
		As Reported	IPR&D		As Adjusted(1)	Step Up	Premium	Fees	City	Cyclosporine	Amortization	FIN 46
Income Statement Classification:

Total revenues		$2,201,145			$2,201,145

Cost of products and services sold		$(588,586)			$(588,586)	$3,937				$8,067
Gross margin	73%	$1,612,559		73%	$1,612,559	$3,937				$8,067

Selling, general and administrative		$(599,388)			$(599,388)							$225

Research and development		$(391,802)			$(391,802)				$2,079			$11,779

Amortization of intangibles		$(109,473)			$(109,473)						$109,473

Purchase of in-process research and development		$(254,520)	$254,520		$—

Charge for impaired assets		$(4,463)			$(4,463)				$4,463

Equity in income (loss) of equity method investments		$(15,624)			$(15,624)							$(5,997)

Minority interest		$5,999			$5,999							$(5,999)

Gains (losses) on investments in equity securities		$(1,252)			$(1,252)

Other		$(357)			$(357)

Investment income		$24,244			$24,244							$(8)

Interest Expense		$(38,227)			$(38,227)		$4,313	$5,329

Summary:

Income (loss) before income taxes		$227,696	$254,520		$482,216	$3,937	$4,313	$5,329	$6,542	$8,067	$109,473	$—

(Provision for) benefit from income taxes	62%	$(141,169)	$—	29%	$(141,169)	$(1,449)	$(1,587)	$(1,961)	$(2,407)	$(2,969)	$(40,286)	$—

Net income (loss)		$86,527	$254,520		$341,047	$2,488	$2,726	$3,368	$4,135	$5,098	$69,187	$—

Net income (loss) per share:
Basic		$0.38	$1.11		$1.49	$0.01	$0.01	$0.01	$0.02	$0.02	$0.30	$—

Diluted (2)		$0.37	$1.10		$1.47	$0.01	$0.01	$0.01	$0.02	$0.02	$0.28	$—

Weighted average shares outstanding:
Basic		228,175			228,175

Diluted (2)		234,318			234,318

Notes:

(1) Represents the adjusted Non-GAAP results of operations and financial position for Genzyme Corporation for the year ended December 31, 2004.  All other amounts presented herein represent previously reported amounts.  We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.

(2) Diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF 04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of$7,487K, net of tax, and approximately 9,686K shares have been excluded from the computation of GAAP and Non-GAAP diluted earnings per share and diluted weighted average shares outstanding because the effect of the assumed conversion of these notes would be anti-dilutive.

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2003

(Amounts in thousands, except percentage and per share data)

						Items Formerly Excluded From Non-GAAP [(Income)/Expense]
						Tracking Stock
						Tax Benefit for
						Genzyme Biosurgery	Impact of	SangStat	TKT	Impaired
		GAAP			NON-GAAP	Disposition of	UK Judicial	Acquisition- Related	Settlement	Equity	Focal	CT Devices
		As Reported	IPR&D		As Adjusted (1)	CT Business	Decision	Costs	Costs	Investment	Restructuring	Exit Costs	Amortization
Income Statement Classification:

Total revenues		$1,574,817			$1,574,817		$5,064

Cost of products and services sold		$(418,969)			$(418,969)		$—	$2,550			$3,858	$308
Gross margin	73%	$1,155,848		73%	$1,155,848		$5,064	$2,550			$3,858	$308

Selling, general and administrative		$(455,395)			$(455,395)		$5,843	$258	$1,550		$1,958	$1,897

Research and development		$(295,725)			$(295,725)			$137	$1,500

Amortization of intangibles		$(64,720)			$(64,720)								$64,720

Purchase of in-process research and development		$(158,000)	$158,000		$—

Charge for impaired assets		$(7,996)			$(7,996)						$7,996

Equity in income (loss) of equity method investments		$(16,743)			$(16,743)

Minority interest		$2,232			$2,232

Gains (losses) on investments in equity securities		$(1,201)			$(1,201)					$3,620

Other		$2,703			$2,703

Investment income		$42,312			$42,312

Interest Expense		$(22,380)			$(22,380)

Summary:

Income (loss) before income taxes		$180,935	$158,000		$338,935	$—	$10,907	$2,945	$3,050	$3,620	$13,812	$2,205	$64,720

(Provision for) benefit from income taxes	48%	$(86,652)	$—	26%	$(86,652)	$(4,032)	$(1,863)	$(1,084)	$(1,122)	$(1,332)	$(5,083)	$(812)	$(23,817)

Net income (loss) (2)		$94,283	$158,000		$252,283	$(4,032)	$9,044	$1,861	$1,928	$2,288	$8,729	$1,393	$40,903

Net income (loss) per share:
Basic		$0.44	$0.71		$1.15	$(0.02)	$0.04	$0.01	$0.01	$0.01	$0.04	$0.01	$0.19

Diluted (2,3)		$0.42	$0.70		$1.12	$(0.02)	$0.04	$0.01	$0.01	$0.01	$0.04	$0.01	$0.18

Weighted average shares outstanding:
Basic		219,376			219,376

Diluted (2,3)		225,976			225,976

Notes:

(1) Represents the adjusted Non-GAAP results of operations and financial position of Genzyme Corporation for the year ended December 31, 2003.  All other amounts presented herein represent previously reported amounts.  We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.

(2) Represents the operations of Genzyme General Division for January 1, 2003 through June 30, 2003 and the operations of Genzyme Corporation from July 1, 2003 through December 31, 2003.

(3) Diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF 04-8. In accordance with the provisions of EITF 04-8, interest and debt fees related to our 1.25% convertible senior notes of $497K, net of tax, have been added back to net income and approximately 557K shares have been added to diluted weighted average shares outstanding for purposes of computing GAAP and Non-GAAP diluted earnings per share.

GENZYME GENERAL

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

For the Year Ended December 31, 2002

(Amounts in thousands, except percentage and per share data)

					Items Formerly Excluded From Non-GAAP [(Income)/Expense]
									Tax Benefit of
								Recovery of	Genzyme		Failed					Reverse Excess
							Pompe	Note Receivable	Biosurgery		Production	Plant	Damaged	Impaired		Future Funding	Write Off
		GAAP		NON-GAAP	Novazyme	Diagnostic	CHO/Synpac	Previously	Asset	Argentina	Runs by	Shutdown	In-Transit	Equity		Obligation for	Engineering
		As Reported		As Adjusted (1)	Restructuring	Restructuring	Program	Written Off	Impairment	Bad Debt	Joint Venture	Maintenance	Inventory	Investment	Severance	Trans	Costs	Amortization
Income Statement Classification:

Total revenues		$1,080,185		$1,080,185

Cost of products and services sold		$(265,818)		$(265,818)		$2,856						$2,832	$2,214
Gross margin	75%	$814,367	75%	$814,367		$2,856						$2,832	$2,214

Selling, general and administrative		$(323,683)		$(323,683)						$2,500					$3,300	$(5,497)

Research and development		$(230,043)		$(230,043)	$1,968		$8,786								$927

Amortization of intangibles		$(38,998)		$(38,998)														$38,998

Charge for impaired assets		$(13,986)		$(13,986)													$13,986

Equity in income (loss) of equity method investments		$(16,858)		$(16,858)							$3,604

Gains (losses) on investments in equity securities		$(14,497)		$(14,497)										$15,367

Other		$(152)		$(152)				$(2,670)

Investment income		$48,944		$48,944

Interest Expense		$(17,847)		$(17,847)

Summary:

Income (loss) before income taxes		$207,247		$207,247	$1,968	$2,856	$8,786	$(2,670)	$—	$2,500	$3,604	$2,832	$2,214	$15,367	$4,227	$(5,497)	$13,986	$38,998

(Provision for) benefit from income taxes	14%	$(28,721)	14%	$(28,721)	$(724)	$(1,051)	$(3,233)	$983	$(3,297)	$(920)	$(1,326)	$(1,042)	$(815)	$(5,655)	$(1,556)	$2,023	$(5,147)	$(14,351)

Net income (loss) (2)		$178,526		$178,526	$1,244	$1,805	$5,553	$(1,687)	$(3,297)	$1,580	$2,278	$1,790	$1,399	$9,712	$2,671	$(3,474)	$8,839	$24,647

Net income (loss) per share:
Basic (2)		$0.83		$0.83	$0.006	$0.008	$0.026	$(0.008)	$(0.015)	$0.007	$0.011	$0.008	$0.007	$0.045	$0.012	$(0.016)	$0.041	$0.115

Diluted (2)		$0.81		$0.81	$0.006	$0.008	$0.025	$(0.008)	$(0.015)	$0.007	$0.010	$0.008	$0.006	$0.044	$0.012	$(0.016)	$0.040	$0.112

Weighted average shares outstanding:
Basic (2)		214,038		214,038

Diluted (2)		219,388		219,388

Notes:

(1) Represents the adjusted Non-GAAP results of operations and financial position of Genzyme General Division for the year ended December 31, 2002.  All other amounts presented herein represent previously reported amounts. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.

(2)  Represents the results of operations, net income per share and weighted average shares outstanding for Genzyme General Division.